EXHIBIT 3.5












                                     AMENDED

                                       AND

                                    RESTATED

                                     BY-LAWS

                                       OF

                             HEALTH MANAGEMENT, INC.

                          EFFECTIVE SEPTEMBER 25, 1995



                             HEALTH MANAGEMENT, INC.
                             A DELAWARE CORPORATION
                              AMENDED AND RESTATED
                                     BY-LAWS
                       EFFECTIVE AS OF SEPTEMBER 25, 1995

                                    ARTICLE I
                                  STOCKHOLDERS

     SECTION 1.1  ANNUAL MEETING.

     An annual meeting of stockholders for the purposes of electing directors and of transacting such other business as may come before it shall be held on the first Friday during November of each year if not a legal holiday, and if a legal holiday, the next succeeding full business day, or at such other date and time as shall be designated from time to time by the Board of Directors or the President, either within or without the State of Delaware, as may be specified by the Board of Directors.

     SECTION 1.2  SPECIAL MEETINGS.

     Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice.
A special meeting of stockholders shall be called by the President or the Secretary upon the written request, starting time, place, and the purpose or purposes of the meeting, of stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting.

     SECTION 1.3  NOTICE OF MEETINGS.

     Written notice of stockholders' meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of such meeting, unless a different period is prescribed by law.

     SECTION 1.4  QUORUM.

     Except as otherwise provided by law or in the Certificate of Incorporation or these Amended and Restated By-Laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote thereat shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Amended and Restated By-Laws until a quorum shall attend.

     SECTION 1.5  ADJOURNMENT.

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 1.6  ORGANIZATION.

     The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and the Secretary.

     The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     SECTION 1.7  VOTING.

     Except as otherwise provided by law or in the Certificate of Incorporation or these Amended and Restated By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of the outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, those directors receiving a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect directors as a class shall be elected.

     SECTION 1.8  ACTION WITHOUT A MEETING.

     The stockholders may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.



                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.1  NUMBER AND TERM OF OFFICE.

     The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of one director; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his respective successor is elected and qualified.

     SECTION 2.2  CHAIRMAN OF THE BOARD.

     The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of, and may be removed by, the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

     SECTION 2.3  MEETINGS.

     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or by a majority of the directors then in office.

     SECTION 2.4  NOTICE OF SPECIAL MEETINGS.

     The Secretary, or, in his absence, any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by telecopy or overnight courier at least three days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     SECTION 2.5  QUORUM AND ORGANIZATION OF MEETINGS.

     A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Amended and Restated By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 2.6  COMMITTEES.

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Amended and Restated By-Laws; and, unless such resolution or resolutions expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which has been established by the Board of Directors pursuant to these Amended and Restated By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by committee rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     SECTION 2.7  ACTION WITHOUT MEETING.

     The Board of Directors or any committee designated by the Board may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.

     SECTION 2.8  TELEPHONE MEETINGS.

     Nothing contained in these Amended and Restated By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.



                                   ARTICLE III

                                    OFFICERS



     SECTION 3.1  EXECUTIVE OFFICERS.

     The executive officers of the Corporation shall be a President, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     SECTION 3.2  POWERS AND DUTIES.

     The Chairman of the Board, if any, or, in his absence, the President, or, in his absence, the Secretary shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, the Secretary and, in the absence of the Secretary, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.



                                   ARTICLE IV

                      RESIGNATION, REMOVALS, AND VACANCIES



     SECTION 4.1  RESIGNATIONS.

     Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.2  REMOVALS.

     The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

     Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

     SECTION 4.3  VACANCIES.

     Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.



                                    ARTICLE V

                                  CAPITAL STOCK



     SECTION 5.1  STOCK CERTIFICATES.

     The certificates representing shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

     SECTION 5.2  TRANSFER OF SHARES.

     Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate, properly endorsed, representing such stock.

     SECTION 5.3  FIXING RECORD DATE.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     SECTION 5.4  LOST CERTIFICATES.

     The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates, and such requirement may be general or confined to specific instances.

     SECTION 5.5  REGULATIONS.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.



                                   ARTICLE VI

                                  MISCELLANEOUS



     SECTION 6.1  CORPORATE SEAL.

     The corporate seal shall have inscribed thereon the name of the

Corporation, the year of its organization, and the words "Corporate Seal" and

"Delaware."

     SECTION 6.2  FISCAL YEAR.

     The fiscal year of the Corporation shall end on April 30 or such date as otherwise determined by the Board of Directors.

     SECTION 6.3  NOTICES AND WAIVERS THEREOF.

     Whenever any notice whatever is required by law, the Certificate of Incorporation, or these Amended and Restated By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, telecopy, or overnight courier addressed to such address as appears on the books of the Corporation. Any notice given by telecopy shall be deemed to have been given when it shall have been delivered for transmission, and any notice given by mail or overnight courier shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid or given to such courier service, as the case may be.

     Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Amended and Restated By-Laws, written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or at the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     SECTION 6.4  STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS.

     Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be, from time to time, authorized by the Board of Directors or the President shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, Secretary, or such attorneys or agents may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.



                                   ARTICLE VII

                                   AMENDMENTS



     The holders of shares entitled at the time to vote for the election of directors shall have the power to adopt, amend, or repeal these Amended and Restated By-Laws of the Corporation by vote of not less than a majority of such shares, and, except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal these Amended and Restated By-Laws of the Corporation by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.



                                  ARTICLE VIII

                                PROVISIONS OF LAW



     These Amended and Restated By-Laws of the Corporation shall be subject to such provisions of the statutory and common laws of the State of Delaware as may be applicable to corporations organized under the laws of the State of Delaware. References herein to provisions of law shall be deemed to be references to the aforesaid provisions of law unless otherwise explicitly stated. All references in these Amended and Restated By-Laws to such provisions of law shall be construed to refer to such provisions as from time to time amended.



                                   ARTICLE IX

                          CERTIFICATE OF INCORPORATION



     These Amended and Restated By-Laws of the Corporation shall be subject to the Certificate of Incorporation of the Corporation. All references in these Amended and Restated By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended.



                                    ARTICLE X

                                 INDEMNIFICATION



     SECTION 10.1  INDEMNIFICATION GENERALLY.

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Section 10.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

     SECTION 10.2  ADVANCEMENT OF EXPENSES.

     The right to indemnification conferred in Section 10.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise.

     SECTION 10.3  STANDARDS FOR INDEMNIFICATION.

     The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 shall be contract rights. If a claim under such sections is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article X or otherwise, shall be on the Corporation.

     SECTION 10.4  NON-EXCLUSIVE RIGHTS.

     The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Amended and Restated By-Laws, or any agreement, vote of stockholders or disinterested directors, or otherwise.

     SECTION 10.5  INSURANCE.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     SECTION 10.6  PRORATION.

     The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person, may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

     SECTION 10.7  MODIFICATION.

     Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.







                               AMENDMENT TO BYLAWS

                           EFFECTIVE FEBRUARY 26, 1996

                                   ARTICLE III

                                    OFFICERS



     Section 3.1  Executive Officers.

     The executive officers of the Corporation be a Chief Executive Officer, a President, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     Section 3.2    Powers and Duties.

     The Chairman of the Board, if any, or, in his absence, the Chief Executive Officer, or, in his absence, the President, or, in his absence, the Secretary shall preside at all meetings of the stockholders and of the Board of Directors. In the absence of the Chief Executive Officer, the President, and in the absence of the President, the Secretary and, in the absence of the Secretary, a Vice President appointed by the Chief Executive Officer or, if the Chief Executive Officer, fails to make such appointment, by the Board, shall perform all the duties of the Chief Executive Officer. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.